Exhibit 7.1

Report Regarding Item 2(a)-(c) and (f) regarding executive officers, directors and controlling persons.


         (a)      Hans Joachim Skrobanek

         (b)      residential address: Wiesbaddenerstrasse 14a, Berlin, Germany
                  12309

         (c)      President and Director of Advanced Technology Industries, Inc.

         (f)      Mr. Skrobanek is a resident of Germany.


         (a)      Hans Joachim Schuerholz

         (b)      residential address: Scheunenhofstrasse 2, Dresden, Germany
                  01097

         (c) legal advisor to real estate development and brokerage company; director of Advanced Technology Industries, Inc.

         (f)      Dr. Schuerholz is a resident of Germany.



         (a)      Jacques Saunder

         (b) residential address: 150 West End Avenue, Apt. 20-L, New York, N.Y. 10023

         (c)      retired; director of Advanced Technology Industries, Inc.

         (f)      Mr. Saunder is a resident of the State of New York, United
                  States.



         (a)      James Samuelson

         (b) residential address: 900 E. Oceanfront, Unit A, Newport Beach, CA 92661

         (c) Vice President, Chief Financial Officer, and Secretary of Advanced Technology Industries, Inc. and Chief Financial Officer of Nurescell, Inc.

         (f) Mr. Samuelson is a resident of the State of California, United States.


         (a)      Peter Goerke

         (b) residential address: Friedrich-Ebert-Strasse 14A, Altlandsberg, Germany 15345

         (c)      Vice president of Advanced Technology Industries, Inc.

         (f)      Mr. Goerke is a resident of Germany.

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         (a)      Kurt Seifman

         (b)      residential address: 5 West 86th Street, New York, N.Y. 10024

         (c)      Chairman of the Board of ERBC Holdings Limited.

         (f)      Mr. Seifman is a resident of the State of New York, United
                  States.



         (a)      ERBC Holdings Limited

         (b) c/o Finbar F. Dempsey & Company, Cockburn House, Market Street, P.O. Box 70, Grand Turk, Turks and Caicos Islands, British West Indies.

         (c)      Merchant banking company.

         (f)      ERBC Holdings Limited is incorporated in the British Virgin
                  Islands.



         (a)      Cetoni Holdings Limited

         (b) c/o Finbar F. Dempsey & Company, Cockburn House, Market Street, P.O. Box 70, Grand Turk, Turks and Caicos Islands, British West Indies.

         (c)      Investment holding company.

         (f) Cetoni Holdings Limited is incorporated in the British Virgin Islands.


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         (a)      Adrian and Dianna Joseph (the "Josephs")

         (b)      1400 Bristol Street North, Suite 240, Newport Beach,
                  California 92660

         (c)      Dr. Joseph is a scientist employed by Nurescell, Inc.

         (f)      The Josephs are residents of the State of California, United
                  States.